UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2006

ACTUANT CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11288	39-0168619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 North Baker Road

Milwaukee, WI 53209

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 352-4160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 7, 2006, at a special meeting of shareholders of the Company, the shareholders of the Company, upon the recommendation of the Company’s Board of Directors, approved an amendment to the Company’s Articles of Incorporation to increase number of shares of common stock authorized from 42,000,000 to 84,000,000. As a result of this shareholder approval, the Company filed Articles of Amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Wisconsin on July 13, 2006. A copy of the Articles of Amendment to the Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: July 18, 2006

/s/ Andrew G. Lampereur
	Name:	Andrew G. Lampereur
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation